UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9400 East Market Street, Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

(330) 856-2443

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

As previously reported on Form 8-K filed with the Securities and Exchange Commission on May 28, 2014, Stoneridge, Inc. (the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) on May 26, 2014 with Motherson Sumi Systems Ltd., an India-based manufacturer of diversified products for the global automotive industry and a limited company incorporated under the laws of the Republic of India, and MSSL (GB) LIMITED, a limited company incorporated under the laws of the United Kingdom (collectively, “Motherson”), to sell the Company’s Wiring business for $65.7 million in cash and the assumption of certain liabilities of the Wiring business.

On August 1, 2014, the Company closed the sale of its global Wiring business to Motherson pursuant to the terms and conditions of the Purchase Agreement and related ancillary agreements entered into by the Company and Motherson at closing (collectively, the “Transaction”). The Company’s Wiring business designed and manufactured wiring harness products for sale principally to the commercial, agricultural and off-highway vehicle markets, as well as assembled entire instrument panels that were configured specifically to an OEM customer’s specifications in the commercial vehicle market.

The Wiring business was comprised of assets (i) owned by Stoneridge, Inc., its U.S. subsidiaries and its foreign subsidiaries, located in the United States, Estonia, China and Juarez, Mexico and (ii) its shares of Mexican subsidiaries wholly dedicated to the Wiring business segment (collectively, “Wiring business”). Included in the sale of the Wiring business are manufacturing facilities located in Portland, Indiana; Chihuahua, Mexico; Saltillo, Mexico; and Monclova, Mexico; as well as an engineering and administrative center located in Warren, Ohio.

In connection with the Transaction, the Company received cash consideration of $71.4 million, consisting of the $65.7 million stated purchase price and the assumption of certain related liabilities of the Wiring Business adjusted for certain cash on hand and an estimated net working capital credit. The final proceeds are subject to a customary post-closing working capital adjustment.

The Company has also entered into a transition services agreement with Motherson, pursuant to which the Company will provide certain transitional, production, administrative and support services to Motherson on a short-term basis. Specific services provided are information technology services and support, post-closing production and support for acquired business in Estonia, China, and Juarez, Mexico and other incidental transition services.

The Purchase Agreement will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2014.

The Purchase Agreement was amended on July 31, 2014 solely to change from 11:59 p.m. to 12:01 a.m. on the closing date the time that legal title, equitable title and risk of loss with respect to the purchased assets transferred to Motherson. That amendment will also be filed as an exhibit with the Company’s quarterly report on Form 10-Q for the quarter ending June 30, 2014.

ITEM 8.01 Other Events

On August 1, 2014, the Company issued a press release announcing the closing of the Transaction. A copy of this press release is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits.

(c)           Exhibits

Exhibit No.	Description

99.1	Press release dated August 1, 2014.

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of March 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the three months ended March 31, 2014, and for the fiscal years ended December 31, 2013, 2012 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: August 7, 2014	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

99.1	Press release dated August 1, 2014.

99.2	Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company as of March 31, 2014 and Unaudited Pro Forma Condensed Consolidated Statement of Operations of the Company for the three months ended March 31, 2014, and for the fiscal years ended December 31, 2013, 2012 and 2011.